Exhibit 99.1

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
HongKong First Digital Holding Limited and Subsidiaries
Hong Kong, China

We have audited the accompanying consolidated balance sheets of HongKong First Digital Holding Limited and Subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders' equity and other comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HongKong First Digital Holding Limited and Subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ HOLTZ RUBENSTEIN REMINICK LLP
New York, New York
May 5, 2011

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	As of December 31,
	2010	2009
ASSETS
Current Assets
Cash	$38,216	$2,144,912
Accounts receivable	5,473,803	-
Inventories	859,476	904,439
Trade deposit	589,312	977,270
Prepaid expenses	31,427	1,266,423
Other receivables	18,236	4,451
Loans to unrelated parties	-	83,646
Deferred tax assets	-	59,519
Total Current Assets	7,010,470	5,440,660

Property and equipment, net	93,130	3,463
Total Assets	$7,103,600	$5,444,123

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,876,330	$273
Accrued expenses & other payables	270,009	51,951
Loans from unrelated parties	-	1,043,639
Loans from shareholders	-	186,859
Income tax payable	214,054	-
Total Current Liabilities	2,360,393	1,282,722

Commitments and Contingencies

Stockholders' Equity
Common stock:
$0.1284 par value, 10,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2010 and 2009, respectively	1,284	1,284
Additional paid-in capital	4,112,913	4,112,913
Subscription receivable	(642)	(1,284)
Retained deficit	(50,687)	(227,306)
Statutory reserve	228,458	18,425
Accumulated other comprehensive income	451,881	257,369
Total Stockholders' Equity	4,743,207	4,161,401

Total Liabilities and Stockholders' Equity	$7,103,600	$5,444,123

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Stated in US Dollars)

	For the Years Ended December 31,
	2010	2009

Sales	$34,993,500	$5,123,871

Cost of goods sold	(31,290,164)	(4,803,706)

Gross profit	3,703,336	320,165

Operating expenses:
General and administrative expenses	(721,633)	(134,383)
Selling expense	(378,867)	(3,072)
Total operating expenses:	(1,100,500)	(137,455)

Operating income	2,602,836	182,710

Other income (expense):
Interest income	5,468	1,535
Total other income (expense)	5,468	1,535

Income before provision for income taxes	2,608,304	184,245

(Provision) benefit for income taxes	(568,082)	59,485

Net income	$2,040,222	$243,730

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

							Accumulated
			Additional				Other	Total	Total
	Common stock		Paid-in	Subscription	Retained	Statutory	Comprehensive	Stockholders'	Comprehensive
	Shares	Amount	Capital	Receivable	Deficits	Reserves	Income	Equity	Income
Balance as of December 31, 2008	10,000	$1,284	$4,112,913	$(1,284)	$(452,611)	$-	$257,169	$3,917,471	$-

Foreign currency translation adjustment	-	-	-	-	-	-	200	200	200
Transfer to statutory reserve	-	-	-	-	(18,425)	18,425	-	-	-
Net income	-	-	-	-	243,730	-	-	243,730	243,730
Balance as of December 31, 2009	10,000	1,284	4,112,913	(1,284)	(227,306)	18,425	257,369	4,161,401	243,930

Foreign currency translation adjustment	-	-	-	-	-	-	194,512	194,512	194,512
Transfer to statutory reserve	-	-	-	-	(210,033)	210,033	-	-	-
Subscription receivable	-	-	-	642	-	-	-	642	-
Dividend declared or paid	-	-	-	-	(1,653,570)	-	-	(1,653,570)	-
Net income	-	-	-	-	2,040,222	-	-	2,040,222	2,040,222
Balance as of December 31, 2010	10,000	$1,284	$4,112,913	$(642)	$(50,687)	$228,458	$451,881	$4,743,207	$2,234,734

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	For the Years Ended December 31,
	2010	2009

Cash flows from operating activities:
Net income	$2,040,222	$243,730
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,772	1,658
Deferred tax expense (benefit)	60,019	(59,485)
Changes in operating assets and liabilities:
Accounts receivable	(5,337,211)	99,055
Inventories	73,995	(360,274)
Trade deposit	410,860	(4,050)
Prepaid expenses	1,246,402	(1,265,681)
Other receivables	(13,293)	6,849
Accounts payable	1,829,233	(204,969)
Accrued expenses & other payables	210,884	21,904
Income tax payable	208,712	-

Net cash provided by (used in) operating activities	751,595	(1,521,263)

Cash flows from investing activities:
Purchases of property and equipment	(109,086)	(904)

Net cash used in investing activities	(109,086)	(904)

Cash flows from financing activities:
Loan to unrelated parties	84,348	(83,597)
Loan from unrelated parties	(1,052,391)	584,191
Capital contribution	642	-
Proceeds from shareholder loans	-	81,321
Repayment of shareholder loans	(188,427)	-
Dividends paid	(1,612,307)	-

Net cash (used in) provided by financing activities	(2,768,134)	581,915

Effect of exchange rate changes on cash	18,929	(520)

Net decrease in cash	(2,106,696)	(940,771)

Cash at beginning of period	2,144,912	3,085,684
Cash at end of period	$38,216	$2,144,912

Supplemental disclosure of cash flow information
Income tax paid in cash	$299,350	$-

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

On September 30, 2010, Hong Kong First Digital Holding Limited (“First Digital”) or the (“Company”) was incorporated in Hong Kong.

On November 3, 2010, the Company entered into the Share Exchange Agreement with shareholders of Shenzhen Donxon Mobile Communication Technology Co., Ltd. (“Donxon”), a company incorporated in the People’s Republic of China (the “PRC”) on April 9, 2003. Pursuant to the Share Exchange Agreement, the Company acquired all $4,112,913 (RMB 30,000,000) of registered Capital of Donxon. After the consummation of  this transaction, Donxon became a wholly-owned subsidiary of the Company and shareholders of Donxon became the majority shareholders of the Company.

On February 28, 2011, the Company formed a subsidiary called Shenzhen Xing Tian Kong Digital Company Limited (“Xingtiankong”) with registered capital of $151,704 (RMB 1,000,000). Xingtiankong is a limited liability corporation formed in the city of Shenzhen under the laws of the PRC.

The Company’s business is mainly operated by Donxon. Donxon changed its business scope in 2009 , and is now engaged in the business of production and sale of mobile phones and projectors to wholesalers in the PRC.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its 100% owned subsidiaries Donxon and Xingtiankong. Pursuant to the Share Exchange Agreement entered into on November 3, 2010, shareholders of Donxon became the majority shareholders of the Company. Based on the Application of ASC 805-40-45, the Company needs to retroactively adjust this transaction to the financial statements of earlier periods presented in the accompanying consolidated financial statements. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  All intercompany transactions and accounts have been eliminated in consolidation. This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the “Accounting Principle of China” (“PRC GAAP”).

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of US GAAP. These changes establish the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB now issues Accounting Standards Updates (“ASUs”). ASUs are not authoritative in their own right, as they only serve to update the ASC. These changes and the ASC itself do not change US GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company’s financial statements.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation and Transactions

The accompanying consolidated financial statements are presented in U.S. dollars (“USD”). Donxon and First Digital’s functional currency is Chinese Yuan Renminbi (“RMB”) and Hong Kong Dollar (“HKD”) respectively. The consolidated financial statements are translated into USD in accordance with the Codification ASC 830, Foreign Currency Matters.  All assets and liabilities were translated at the current exchange rate, at respective balance sheet dates,  shareholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the reporting periods.  The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in shareholders’ equity in accordance with the Codification ASC 220, Comprehensive Income.

Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.  There were no material transaction gains or losses in the periods presented.

Cash flow from the Company’s operations included in the statement of cash flow is calculated based upon the functional currency using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with arithmetical changes in the corresponding balances on the consolidated balance sheet. No presentation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company since it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB and HKD into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31,	December 31,
	2010	2009
Year end RMB:USD exchange rate	6.5918	6.8172
Average Yearly RMB : USD exchange rate	6.7605	6.8212
Year end HKD:USD exchange rate	7.7822	7.7548
Average Yearly HKD : USD exchange rate	7.7682	7.7511

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.  Significant items subject to such estimates and assumptions include the recoverability of the carrying amounts of recorded assets and liabilities, estimated useful life of property and equipment, inventory obsolesce and the allowance for doubtful accounts.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Cash

Cash includes cash on hand and deposits in PRC and Hong Kong banks which are unrestricted as to withdrawal or use.  Management believes that these major financial institutions are of high credit quality.

Accounts Receivable

Accounts receivable are recognized and carried at original invoice amounts less allowance for any uncollectible amounts. The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. Historically, the Company has not recorded any allowances as all such amounts are deemed collectible.  Accordingly, the Company has not recorded any allowance for doubtful accounts as of December 31, 2010 and 2009.

Inventories

Inventories which consist of raw materials and finished goods are stated at the lower of cost and market.  Cost is determined using the First in, First out method. Costs of finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead based on normal operating capacity.  Management regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Trade Deposit

Advance payments for purchases of raw materials are included in “Trade Deposit” and represent cash deposits paid to vendors for future purchases. The Company is required to make advance payments to suppliers. Advance payments are unsecured, non-interest bearing.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Years
Machinery & equipment	5 years
Office equipment	3-5 years

Impairment of Long-Lived Assets

Long-lived assets, including property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2010 and 2009, there was no impairment or loss on long-lived assets, respectively.

Revenue Recognition

The Company records revenues when all of the following criteria have been met:

Persuasive evidence of an arrangement exists. The Company generally relies upon sales contracts or agreements, and customer purchase orders, to determine the existence of an arrangement;

Sales price is fixed or determinable. The Company assesses whether the sales price is fixed or determinable based on the payment terms and whether the sales price is subject to refund or adjustment;

Delivery has occurred. The Company uses shipping terms and related documents, or written evidence of customer acceptance, when applicable, to verify delivery or performance. The Company’s customary shipping terms are FOB destination point;

Collectability is reasonably assured. The Company assesses collectability based on creditworthiness of customers as determined by our credit checks and their payment histories. The Company records accounts receivable net of allowance for doubtful accounts and estimated customer returns.

The Company’s revenue is principally derived from sale of mobile phone and digital products to wholesalers in the PRC.

The Company provides a one-year warranty to its customers that its products will meet the functionality standards agreed to in each sales arrangement. The Company expenses all warranty expenses as incurred and at the time their existence is known. For the years ended December 31, 2010 and 2009,warranty expenses have been minimal and no warranty reserve was considered necessary. The Company believes the existence of the product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply FASB ASC Topic 605-25 separation and allocation model for a multiple deliverable arrangement. FASB ASC Topic 450 specifically addresses the accounting for standard warranties and neither SAB 104 nor FASB ASC Topic 605-25 supersedes FASB ASC Topic 450.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax

The Company has adopted the provisions of ASC subtopic 740-10 (“ASC 740-10”), Income taxes: Overall (Pre-Codification: FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109). ASC 740-10 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognizing, measurement classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company applies the provisions of ASC 740-10, Accounting For Uncertainty In Income Taxes, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its combined financial statements. ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740-10 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Advertising Expense

The Company expenses all advertising expenses as incurred.  Advertising expenses included in selling expenses were $2,692 and $1,190 for the years ended December 31, 2010 and 2009, respectively.

Shipping and Handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were $193,263 and $1,881 for the years ended December 31, 2010 and 2009, respectively.

Research and Development Cost

Research and development costs are expensed in the period when they are incurred.

Statutory Reserves

Pursuant to the applicable laws in the PRC, Donxon makes appropriations to two non-distributable reserve funds, the statutory surplus reserve and the statutory public welfare reserve.  The appropriations are based on after-tax net earnings as determined in accordance with the PRC generally accepted accounting principles, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve is based on an amount at least equal to 10% of after-tax net earnings until the reserve is equal to 50% of the entity's registered capital. Donxon’s registered capital is $4,113,555 as of December 31, 2010.  Appropriation to the statutory public welfare fund is based on 5% to 10% of after-tax net earnings and is not mandatory. The statutory public welfare reserve is established for the purpose of providing

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statutory Reserves (Continued)

employee facilities and other collective benefits to the employees and is non-distributable, other than in liquidation.

Donxon does not make appropriations to the discretionary surplus reserve fund.  As of December 31, 2010 and 2009, Donxon had appropriated $228,458 and $18,425 to statutory surplus reserve fund, respectively.

Value-added-tax

In the PRC, value-added-tax (“VAT”) at a rate of 17% of invoiced amount is collected on behalf of the PRC tax authorities. Revenue is recorded net of VAT. VAT collected from customers is offset against VAT paid for purchases and is recorded as a liability on the consolidated balance sheet until paid.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

As of December 31, 2010 and 2009, the Company’s cash was with banks in the PRC, where there is currently no rule or regulation mandated on obligatory insurance of bank accounts.

For the year ended December 31, 2010, no customer accounted for more than 10% of sales. For the year ended December 31, 2009, five customers accounted for 11%, 12%, 25%, 25% and 26% of sales.

For the years ended December 31, 2010, three vendors provided 24%, 18% and 15% of the Company’s total purchases, respectively.  For the year ended December 31, 2009, three vendors accounted for 42%, 33% and 25% of the Company’s total purchases, respectively.

Economic and Political Risks

The Company’s operations are conducted primarily in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value

The Company has categorized its assets and liabilities at fair value based upon the fair value hierarchy specified by FASB ASC 820.

The levels of fair value hierarchy are as follows:

i.	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.
ii.
Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

iii.	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of December 31, 2010 and 2009, the carrying amounts of financial assets and liabilities, such as cash, accounts receivable, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company.

Segment Reporting

ASC 280, “Disclosure about Segments of an Enterprise and Related Information”, requires disclosure of reportable segments used by management for making operating decisions and assessing performance.

Reportable segments are categorized by products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. ASC 280 has no effect on the Company’s consolidated financial statements as  all of the Company’s operations are conducted in one industry segment.

Dividends

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We do not anticipate or contemplate paying dividends in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends. In 2010, Donxon declared and paid out $1,653,570 of dividends to its existing shareholders.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends ASC 820 to require a number of additional disclosures regarding (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15,

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect that the adoption of ASU 2010-06 will have a material impact on its consolidated financial statements.

In April 2010, the FASB issued an authoritative pronouncement on milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this consensus regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company does not believe the adoption this standard would have materially affected the Company’s consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the Company’s consolidated financial statements.

NOTE 3 — INVENTORIES

As of December 31, 2010 and 2009, Inventories consist of the following at:

	December 31,
	2010	2009

Raw materials	$859,476	$-
Finished goods	-	904,439
	$859,476	$904,439

NOTE 4 — TRADE DEPOSIT

The Company advances cash as deposits to certain vendors for the purchase of materials. As of December 31, 2010 and 2009, trade deposits amounted to $589,312 and $977,270, respectively.

NOTE 5 — PREPAID EXPENSES

In order to sell self-brand mobile phone in the PRC market, Donxon prepaid inspection fees and mold fees to acquire Telecom Network permits in China for all types of phone. The amortization period of prepaid expenses is one year. As of December 31, 2010 and 2009, prepaid expenses amounted to $31,427 and $1,266,423, respectively.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 6 — LOANS TO UNRELATED PARITES

Loans to unrelated parties are unsecured, payable on demand and bear no interest. In order to build good relationship, Donxon advanced funds to its vendors and customers. The amount of loans to unrelated parties was $83,646 as of December 31, 2009. The full balance was received during 2010.

NOTE 7 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	December 31,
	2010	2009
Machinery & equipment	$80,714	$-
Office equipment	41,431	9,928
	122,145	9,928
Less: Accumulated depreciation	(29,015)	(6,465)
	$93,130	$3,463

Total depreciation expense for the years ended December 31, 2010 and 2009 amounted to $21,772 and $1,658, respectively.

NOTE 8 — ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following at:

	December 31,
	2010	2009
Accrued expenses and compensation payable	$109,276	$47,204
Value-added tax payable	160,733	4,747
	$270,009	$51,951

NOTE 9 — LOAN FROM UNRELATED PARITES

Loans from unrelated parties are unsecured, payable on demand and bear no interest. Unrelated parties advance funds to Donxon for working capital purposes. The amount of loans from unrelated parties was $1,043,639 as of December 31, 2009. The full balance was repaid during 2010.

NOTE 10 — RELATED PARTY TRANSACTIONS

Loan from shareholders

The loan from shareholders is unsecured and payable on demand. Two shareholders advanced funds for working capital purposes. The amount due to shareholders was $186,859 as of December 31, 2009. The full balance was repaid to the shareholders during 2010.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 11 — LEASE COMMITMENTS

Donxon leases offices from third parties under operating leases, two of which are in force and will expire on May 31, 2011 and October 28, 2011, respectively.  For the years ended December 31, 2010 and 2009, Donxon has rental expenses in the amount of $94,550 and $29,681, respectively. As of December 31, 2010, Donxon is committed to pay $24,700 under lease agreements.

NOTE 12 — STOCKHOLDERS’ EQUITY

In accordance with the Articles of Incorporation of First Digital, the registered capital at the date of incorporation on September 30, 2010 was $1,284 (HKD 10,000).

In accordance with the Articles of Incorporation of Donxon, the registered capital at the date of incorporation on April 9, 2003 was $4,112,913 (RMB 30,000,000). Upon the formation of the Company, seven shareholders contributed cash as registered capital.

Pursuant to the Share Exchange Agreement entered between the Company and shareholders of Donxon on November 3, 2010, the Company acquired all of the equity interest of Donxon.

NOTE 13 — INCOME TAX

First Digital is a company incorporated in Hong Kong and has operations in the PRC, the only tax jurisdiction. First Digital did not earn any income that was derived in Hong Kong for the years ended December 31, 2010 and 2009 and therefore was not subject Hong Kong Profit tax. All of the Company’s income is generated in the PRC. Accordingly, its income tax provision is calculated based on the applicable tax rates and existing legislation, interpretations and practices in respect thereof.

On March 16, 2007, the PRC promulgated New Enterprise Income Tax Law (the “New Income Tax Law”). The New Taxation Law which became effective on January 1, 2008. Under the New Taxation Law, all
enterprises (both domestic enterprises and foreign invested enterprises) have one unified income tax rate of 25%.

On December 6, 2007, the State Council of the PRC issued Implementation Regulations on the New Taxation Law. The New Taxation Law and Implementation Regulations have changed the tax rate from 15% to 18%, 20%, 22%, 24% and 25% for the years ending December 31, 2008, 2009, 2010, 2011, 2012, respectively, for enterprises in Shenzhen, a “Special Economic Zone” in the PRC. Donxon is located in Shenzhen and is thus entitled to the preferential tax rates for years from 2008 to 2012.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate as:

	Year ended December 31,
	2010	2009
U.S. Statutory rate	34%	34%
Foreign income not reconized in the U.S.	(34)	(34)
PRC statutory income tax rate	22	20
Net operating loss carry over	-	(52)
Effective income tax rate	22%	(32)%

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 13 — INCOME TAX (Continued)

Donxon has incurred net operating losses prior to 2009. $433,909 and $52,169 of net operating loss carried forward were utilized in 2010 and 2009, respectively.  Net operating loss carried forward, if not utilized, will expire in 20 years after its generation. Management believes that the realization of the benefits from these losses, which generally would generate a deferred tax asset if it can be expected to be utilized in the future, appears more than likely due to the Company’s significantly improved profitability in year 2009 and 2010 for PRC income tax purposes. Accordingly, the Company has provided no valuation allowance on the deferred tax asset benefit. Management will review this valuation allowance periodically and make adjustments as warranted. A summary of the otherwise deductible (or taxable) deferred tax items is as follows:

	December 31,
	2010	2009
Deferred tax assets (liabilities)
Net operating loss carry over for PRC income tax purposes	$-	$86,060
Prepaid expense	-	(26,541)
Total deferred tax assets (liabilities)	-	59,519
Less: Valuation allowance	-	-
	$-	$59,519

Income tax expenses are comprised of the following:

	Years Ended December 31,
	2010	2009
Current income tax expense	$508,063	$-
Deferred tax expense (benefit)	60,019	(59,485)
	$568,082	$(59,485)

Uncertain tax position

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in its consolidated statements of income. There were no unrecognized tax benefits for the years ended December 31, 2010 and 2009. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions.  As of December 31, 2010 and 2009, the Company did not accrue any interest and penalties.

NOTE 14 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events for purposes of recognition or disclosure through the date these financial statements were issued.

On March 1, 2011, Donxon entered into a lease agreement with Shenzhen Yuanxing Bio-pharmaceutical Technology Ltd., an unrelated party, for a term of two years. Under the agreement, the Company is committed to pay $163,233, $267,574 and $44,809 in years 2011, 2012 and 2013, respectively.

HONGKONG FIRST DIGITAL HOLDING LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 14 — SUBSEQUENT EVENTS (Continued)

On April 7, 2011, Xingtiankong entered into the Share Exchange Agreement with shareholders of Shenzhen Dasen Communication Technology Company Limited (“Shenzhen Dasen”), a company incorporated in the PRC on November 26, 2007.

On April 8, 2011, Xingtiankong entered into the Amended Share Exchange Agreement with shareholders of Shenzhen Dasen. Pursuant to the Share Exchange Agreement, Xingtingkong acquired all of registered capital of Shenzhen Dasen for total consideration of $1,213,629. As part of the agreement, Xingtingkong hired Guan Yinyan, one of Shenzhen Dasen shareholders as its Business Consultant for three years. Xingtiankong will pay Mr. Guan $303,407 as total compensation for his three-year service.

Shenzhen Dasen holds 70% of registered capital of Foshan Da Sheng Communication Chain Service Company Limited, a company incorporated in PRC on January 19, 2007.

The acquisition of Shenzhen Dasen will be accounted for under the acquisition method of accounting. The assets and liabilities of Shenzhen Dasen will be measured based on various preliminary estimates using assumptions that First Digital management believes are reasonable utilizing information currently available. The process for estimating the fair values of identifiable intangible assets, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. Transaction costs are not included as a component of consideration transferred. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of Shenzhen Dasen as of the effective date of the acquisition will be allocated to goodwill. The purchase price allocation is subject to finalization of First Digital’s analysis of the fair value of the assets and liabilities of Shenzhen Dasen as of the effective date of the acquisition. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the acquisition.

On May 5, 2011, The Company entered into a Share Exchange Agreement ("Exchange Agreement") by and among SKY Digital Stores Corp., formerly known as Yellowcake Mining, Inc., First Digital, and the shareholders of First Digital (the "First Digital Shareholders"). The closing of the transaction (the "Closing") took place on May 5, 2011 (the "Closing Date"). On the Closing Date, pursuant to the terms of the Exchange Agreement, SKY acquired all of the outstanding shares (the "Shares") of the Company from the Company's shareholders; and the Company's shareholders transferred and contributed all of their Shares to SKY. In the Exchange, SKY issued to the Company shareholders, their designees or assigns, an aggregate of 23,716,035 shares (the "Shares Component") or 97.56% of the shares of common stock of SKY issued and outstanding after the Closing (the "Share Exchange"), at $0.20 per share. The parties understand and acknowledge that such exchange is based upon an acquisition value of First Digital at $4,743,207, which is agreed and accepted by all.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2011 and 2010

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	March 31, 2011	December 31, 2010
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$82,629	$38,216
Accounts receivable	5,774,614	5,473,803
Inventories	1,531,361	859,476
Trade deposit	-	589,312
Prepaid expenses	11,943	31,427
Security deposits and other receivables	78,286	18,236
Total Current Assets	7,478,833	7,010,470

Property and equipment, net	169,622	93,130
Total Assets	$7,648,455	$7,103,600

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$2,079,584	$1,876,330
Accrued expenses & other payables	155,450	270,009
Loans from stockholder	75,967	-
Income tax payable	157,552	214,054
Total Current Liabilities	2,468,553	2,360,393

Deferred rent	20,453	-
Total Liabilities	2,489,006	-

Commitments and Contingencies	-	-

Stockholders' Equity
Common stock:
$0.1284 par value, 10,000 shares authorized; 10,000 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	1,284	1,284
Additional paid-in capita	4,112,913	4,112,913
Subscription receivable	-	(642)
Statutory reserve	274,444	228,458
Retained earnings (deficit)	287,382	(50,687)
Accumulated other comprehensive income	483,426	451,881
Total Stockholders' Equity	5,159,449	4,743,207

Total Liabilities and Stockholders' Equity	$7,648,455	$7,103,600

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Stated in US Dollars)

	For the Three Months Ended March 31,
	2011	2010

Sales	$9,431,261	$11,045,643

Cost of goods sold	(8,444,418)	(9,824,303)

Gross profit	986,843	1,221,340

Operating expenses:
General and administrative expenses	(330,754)	(188,523)
Selling expense	(122,005)	(107,628)
Total operating expenses:	(452,759)	(296,151)

Operating income	534,084	925,189

Other income (expense):
Interest income, net	1,628	662
Total other income (expense)	1,628	662

Income before provision for income taxes	535,712	925,851

Provision for income taxes	(151,657)	(168,584)

Net income	$384,055	$757,267

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2011
(Stated in US Dollars)

							Accumulated
			Additional		Retained		Other	Total	Total
	Common stock		Paid-in	Subscription	Earnings	Statutory	Comprehensive	Stockholders'	Comprehensive
	Shares	Amount	Capital	Receivable	(Deficit)	Reserves	Income	Equity	Income
Balance as of December 31, 2010	10,000	$1,284	$4,112,913	$(642)	$(50,687)	$228,458	$451,881	$4,743,207	$-
								-
Foreign currency translation adjustment	-	-	-	-	-	-	31,545	31,545	31,545
Transfer to statutory reserve	-	-	-	-	(45,986)	45,986	-	-	-
Subscription receivable	-	-	-	642	-	-	-	642	-
Net income	-	-	-	-	384,055	-	-	384,055	384,055
Balance as of March 31, 2011	10,000	$1,284	$4,112,913	$-	$287,382	$274,444	$483,426	$5,159,449	$415,600

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Stated in US Dollars)

	2011	2010
Cash flows from operating activities:

Net income	$384,055	$757,267
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,022	4,153
Deferred tax expense	-	66,104
Deferred rent	20,388	-
Changes in operating assets and liabilities:
Accounts receivable	(265,114)	(5,051,505)
Inventories	(664,266)	(338,905)
Trade deposit	591,151	959,920
Prepaid expenses	19,620	307,180
Security deposits and other receivables	(59,741)	4,450
Accounts payable	190,694	2,381,443
Accrued expenses & other payables	(130,938)	568,818
Income tax payable	(57,677)	284,188

Net cash provided by (used in) operating activities	34,194	(56,887)

Cash flows from investing activities:
Purchase of property and equipment		(108,145)
Net cash used in investing activities	(81,676)	(108,145)

Cash flows from financing activities:
Proceeds from issuance of common stock
Loan to unrelated parties	-	83,620
Loan from stockholder	75,722	-
Loan from (repayment of) unrelated parties
Repayment of stockholder loan
Net cash provided by (used in) financing activities	91,399	(1,146,499)

Effect of exchange rate changes on cash

Net increase (decrease) in cash	44,413	(1,311,801)

Cash at beginning of period	38,216	2,144,912
Cash at end of period	$82,629	$833,111

Supplemental disclosure of cash flow information
Income tax paid in cash	$209,334	$-

See accompanying notes to the consolidated financial statements

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

On September 30, 2010, HongKong First Digital Holding Ltd. (“First Digital”) or the (“Company”) was incorporated in Hong Kong.

On November 3, 2010, the Company entered into the Share Exchange Agreement with shareholders of Shenzhen Donxon Mobile Communication Technology Co., Ltd. (“Donxon”), a company incorporated in the People’s Republic of China (the “PRC”) on April 9, 2003. Pursuant to the Share Exchange Agreement, the Company acquired all $4,112,913 (RMB 30,000,000) of registered Capital of Donxon. After the consummation of  this transaction, Donxon became a wholly-owned subsidiary of the Company and shareholders of Donxon became the majority shareholders of the Company.

On February 28, 2011, the Company formed a subsidiary called Shenzhen Xing Tian Kong Digital Company Limited (“Xingtiankong”) with registered capital of $151,704 (RMB 1,000,000). Xingtiankong is a limited liability corporation formed in the city of Shenzhen under the laws of the PRC.

The Company’s business is mainly operated by Donxon. Donxon changed its business scope in 2009, and is now engaged in the business of production and sale of mobile phones and projectors to wholesalers in the PRC.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements include the financial statements of the Company and its 100% owned subsidiaries Donxon and Xingtiankong. Pursuant to the Share Exchange Agreement entered into on November 3, 2010, shareholders of Donxon became the majority shareholders of the Company and exercise significant influence over the operating and financial policies of the consolidated entity. Based on the Application of ASC 805-40-45, the Company needs to retroactively adjust this transaction to the financial statements of earlier periods presented in the accompanying consolidated financial statements. The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  All intercompany transactions and accounts have been eliminated in consolidation. This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the “Accounting Principle of China” (“PRC GAAP”).

The Company adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of US GAAP. These changes establish the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB now issues Accounting Standards Updates (“ASUs”). ASUs are not authoritative in their own right, as they only serve to update the ASC. These changes and the ASC itself do not change US GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company’s financial statements.

Foreign Currency Translation and Transactions

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

The accompanying unaudited consolidated financial statements are presented in U.S. dollars (“USD”). First Digital’s functional currency is Hong Kong dollars (“HKD”). Donxon and Xingtiankong’s functional
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation and Transactions (Continued)

currency is Chinese Yuan Renminbi (“RMB”). The consolidated financial statements are translated into USD in accordance with the Codification ASC 830, Foreign Currency Matters.  All assets and liabilities were translated at the current exchange rate, at respective balance sheet dates, stockholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the reporting periods.  The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in stockholders’ equity in accordance with the Codification ASC 220, Comprehensive Income.

Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.  There were no material transaction gains or losses in the periods presented.

Cash flow from the Company’s operations included in the consolidated statements of cash flow is calculated based upon the functional currency using the average translation rate. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with arithmetical changes in the corresponding balances on the consolidated balance sheet. No presentation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company since it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB and HKD into USD for the purposes of preparing the consolidated financial statements were as follows:

	March 31,	December 31,	March 31,
	2011	2010	2010
Period end RMB : USD exchange rate	6.5501	6.5918	6.8161
Averag RMB : USD exchange rate	6.5713	6.7605	6.8193
Period end HKD : USD exchange rate	7.7884	7.7822	7.7641
Average HKD : USD exchange rate	7.7867	7.7682	7.7627

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.  Significant items subject to such estimates and assumptions include the recoverability of the carrying amounts of recorded assets and liabilities, estimated useful life of property and equipment, inventory obsolesce and the allowance for doubtful accounts.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Cash

Cash includes cash on hand and deposits in PRC and Hong Kong banks which are unrestricted as to withdrawal or use.  Management believes that these major financial institutions are of high credit quality.

Accounts Receivable

Accounts receivable are recognized and carried at original invoice amounts less allowance for any uncollectible amounts. The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. Historically, the Company has not recorded any allowances as all such amounts are deemed collectible.  Accordingly, the Company didn’t record any allowance for doubtful accounts as of March 31, 2011 and December 31, 2010.

Inventories

Inventories which consist of raw materials and finished goods are stated at the lower of cost or market value.  Cost is determined using the First in, First out method. Costs of finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead based on normal operating capacity.  Management regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Trade Deposit

Advance payments for purchases of raw materials are included in “Trade Deposit” and represent cash deposits paid to vendors for future purchases. The Company is sometimes required to make advance payments to suppliers. Advance payments are unsecured and non-interest bearing.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Years
Machinery & equipment	5 years
Office equipment	3-5 years

Impairment of Long-Lived Assets

Long-lived assets, including property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of March 31, 2011 and December 31, 2010, there was no impairment or loss on long-lived assets, respectively.

Revenue Recognition

The Company records revenues when all of the following criteria have been met:

Persuasive evidence of an arrangement exists. The Company generally relies upon sales contracts or agreements, and customer purchase orders, to determine the existence of an arrangement;

Sales price is fixed or determinable. The Company assesses whether the sales price is fixed or determinable based on the payment terms and whether the sales price is subject to refund or adjustment;

Delivery has occurred. The Company uses shipping terms and related documents, or written evidence of customer acceptance, when applicable, to verify delivery or performance. The Company’s customary shipping terms are FOB destination point;

Collectability is reasonably assured. The Company assesses collectability based on creditworthiness of customers as determined by our credit checks and their payment histories. The Company records accounts receivable net of allowance for doubtful accounts and estimated customer returns.

The Company’s revenue is principally derived from sale of mobile phone and digital products to wholesalers in the PRC.

The Company provides a one-year warranty to its customers that its products will meet the functionality standards agreed to in each sales arrangement. The Company expenses all warranty expenses as incurred and at the time their existence is known. For the three months ended March 31, 2011 and 2010, warranty expenses have been minimal and no warranty reserve was considered necessary. The Company believes the existence of the product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply FASB ASC Topic 605-25 separation and allocation model for a multiple deliverable arrangement. FASB ASC Topic 450 specifically addresses

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the accounting for standard warranties and neither SAB 104 nor FASB ASC Topic 605-25 supersedes FASB ASC Topic 450.

Income Tax

The Company has adopted the provisions of ASC subtopic 740-10 (“ASC 740-10”), Income taxes: Overall (Pre-Codification: FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109). ASC 740-10 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognizing, measurement classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company applies the provisions of ASC 740-10, Accounting For Uncertainty In Income Taxes, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its combined financial statements. ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740-10 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Advertising Expense

The Company expenses all advertising expenses as incurred.  Advertising expenses included in selling expenses were $1,674 and $1,137 for the three months period March 31, 2011 and 2010, respectively.

Shipping and Handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were $53,571 and $57,967 for the three months ended March 31, 2011 and 2010, respectively.

Statutory Reserves

Pursuant to the applicable laws in the PRC, Donxon makes appropriations to two non-distributable reserve funds, the statutory surplus reserve and the statutory public welfare reserve.  The appropriations are based on after-tax net earnings as determined in accordance with the PRC generally accepted accounting principles, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve is based on an amount at least equal to 10% of after-tax net earnings until the reserve is equal to 50% of the entity's registered capital. Donxon’s registered capital is $4,112,913 as of March 31, 2011.

Appropriation to the statutory public welfare fund is based on 5% to 10% of after-tax net earnings and is not mandatory. The statutory public welfare reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable, other than in liquidation.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statutory Reserves (Continued)

Donxon does not make appropriations to the discretionary surplus reserve fund.  As of March 31, 2011 and December 31, 2010, Donxon had $274,444 and $228,458 in statutory surplus reserve fund, respectively.

Value-added-tax

In the PRC, value-added-tax (“VAT”) at a rate of 17% of invoiced amount is collected on behalf of the PRC tax authorities. Revenue is recorded net of VAT. VAT collected from customers is offset against VAT paid for purchases and is recorded as a liability on the consolidated balance sheet until paid.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

As of March 31, 2010 and December 31, 2010, the Company’s cash was with banks in the PRC and Hong Kong, where there is currently no rule or regulation mandated on obligatory insurance of bank accounts.

For the three months ended March 31, 2011 and 2010, no customer accounted for more than 10% of sales. For the three months ended March 31, 2011, three vendors provided 16%, 15% and 11% of the Company’s total purchases, respectively.  For the three months ended March 31, 2010, three vendors accounted for 27%, 16% and 14% of the Company’s total purchases, respectively.

Economic and Political Risks

The Company’s operations are conducted primarily in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value

The Company has categorized its assets and liabilities at fair value based upon the fair value hierarchy specified by FASB ASC 820.

The levels of fair value hierarchy are as follows:

i.	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

ii.
Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

iii.	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of March 31, 2011 and December 31, 2010, the carrying amounts of financial assets and liabilities, such as cash, accounts receivable, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company.

Segment Reporting

ASC 280, “Disclosure about Segments of an Enterprise and Related Information”, requires disclosure of reportable segments used by management for making operating decisions and assessing performance. Reportable segments are categorized by products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. ASC 280 has no effect on the Company’s consolidated financial statements as all of the Company’s operations are conducted in one industry segment.

Dividends

Dividends may be declared and paid out of legally available funds at the discretion of our Board of rectors. We do not anticipate or contemplate paying dividends in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends ASC 820 to require a number of additional disclosures regarding (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15,

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of ASU 2010-06 did not have a material impact on its consolidated financial statements.

In April 2010, the FASB issued an authoritative pronouncement on milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this consensus regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Companies can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The adoption of this standard did not materially affect the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU No. 2010-28 (“ASU 2010-28”), Intangibles — Goodwill and Other (“ASC 350”): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The objective of this standard is to address questions about entities with reporting units with zero or negative carrying amounts because some entities concluded that Step 1 of the test is passed in those circumstances because the fair value of their reporting unit will generally be greater than zero. The amendments in this standard modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This standard is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of ASU 2010-28 did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued ASU No. 2010-29 (“ASU 2010-29”), Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASC 805”). The objective of this standard is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. This standard specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This standard also expands the supplemental pro forma disclosures under ASC 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This standard is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of ASU 2010-29 did not have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the Company’s consolidated financial statements.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 3 — INVENTORIES

As of March 31, 2011 and December 31, 2010, Inventories consist of the following at:

	March 31,	December 31,
	2011	2010

Raw materials	$161,033	$859,476
Finished goods	1,370,328	-
	$1,531,361	$859,476

NOTE 4 — TRADE DEPOSIT

The Company advances cash as deposits to certain vendors for the purchase of materials. As of March 31, 2011 and December 31, 2010, trade deposits amounted to $0 and $589,312, respectively.

NOTE 5 — PREPAID EXPENSES

In order to sell self-brand mobile phone in the PRC market, Donxon prepaid inspection fees and mold fees to acquire Telecom Network permits in China for all types of phones. The amortization period of prepaid expenses is one year. As of March 31, 2011 and December 31, 2010, prepaid expenses amounted to $11,943 and $31,427, respectively.

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	March 31,	December 31,
	2011	2010
Machinery & equipment	$81,228	$80,714
Office equipment	42,192	41,431
	123,420	122,145
Less: Accumulated depreciation	(35,241)	(29,015)
	88,179	93,130
Construction in progress	81,443	-
	$169,622	$93,130

Total depreciation expense for the three months ended March 31, 2011 and 2010 amounted to $6,022 and $4,153, respectively.

On March 1, 2011, Donxon entered into a lease agreement with Shenzhen Yuanxing Bio-pharmaceutical Technology Ltd., an unrelated party, for a term of two years. Under the agreement, Donxon paid  deposits for renovation of $ 81,443, which will be amortized upon completion in May 2011.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 7 — ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following at:

	March 31,	December 31,
	2011	2010
Accrued expenses and compensation payable	$103,016	$109,276
Loan from unrelated party (a)	15,084	-
Value-added tax payable	37,350	160,733
	$155,450	$270,009

(a) Loan from unrelated party is unsecured and bears no interest. Unrelated party advanced funds to the Company for working capital purposes.  The full amount of the loan is due on February 26, 2012.

NOTE 8 — RELATED PARTY TRANSACTION

Loans  from stockholder

A stockholder advanced funds to the Company for working capital purposes. The loans from the stockholder are unsecured and bear no interest. The amount due to the stockholder was $75,967 as of March 31, 2011. The full amounts of the loans will be due in 2012.

NOTE 9 — LEASE COMMITMENTS

Donxon leases offices from third parties under operating leases, which are in force and will expire on October 28, 2011 and February 28, 2013, respectively.  For the three months ended March 31, 2011 and 2010, Donxon has rental expenses in the amount of $45,378 and $23,052, respectively. Under the lease agreements, the Company is committed to pay approximately $180,383, $275,278 and $46,099 in years 2011, 2012 and 2013, respectively.

NOTE 10 — STOCKHOLDERS’ EQUITY

In accordance with the Articles of Incorporation of First Digital, the registered share capital at the date of incorporation on September 30, 2010 was $1,284 (HKD 10,000). First Digital authorized the issuance of 10,000 shares with par value of $0.1284 (HKD 1) per share.

In accordance with the Articles of Incorporation of Donxon, the registered capital at the date of incorporation on April 9, 2003 was $4,112,913 (RMB 30,000,000). Upon the formation of the Company, seven shareholders contributed cash as registered capital.

Pursuant to the Share Exchange Agreement entered between the Company and shareholders of Donxon on November 3, 2010, the Company acquired all of the equity interest of Donxon.

NOTE 11 — INCOME TAX

First Digital is a company incorporated in Hong Kong and has operations in the PRC, the only tax jurisdiction. First Digital did not earn any income that was derived in Hong Kong for the three months ended March 31, 2011 and 2010 and therefore was not subject Hong Kong Profit tax. All of the Company’s income is generated in the PRC. Accordingly, its income tax provision is calculated based on the applicable tax rates and existing legislation, interpretations and practices in respect thereof.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 11 — INCOME TAX (Continued)

On March 16, 2007, the PRC promulgated New Enterprise Income Tax Law (the “New Income Tax Law”). The New Taxation Law which became effective on January 1, 2008. Under the New Taxation Law, all enterprises (both domestic enterprises and foreign invested enterprises) have one unified income tax rate of 25%.

On December 6, 2007, the State Council of the PRC issued Implementation Regulations on the New Taxation Law. The New Taxation Law and Implementation Regulations have changed the tax rate from 15% to 18%, 20%, 22%, 24% and 25% for the years ending December 31, 2008, 2009, 2010, 2011, 2012, respectively, for enterprises in Shenzhen, a “Special Economic Zone” in the PRC. Donxon is located in Shenzhen and is thus entitled to the preferential tax rates for years from 2008 to 2012.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate as:

	Three Months Ended March 31,
	2011	2010
U.S. Statutory rate	34%	34%
Foreign income not recognized in the U.S.	(34)	(34)
PRC statutory income tax rate	24	22
Net operating loss carry over	-	(4)
Other (a)	4	-
Effective income tax rate	28%	18%

(a)The 4% for the three months ended March 31, 2011 represents expenses incurred by the Company that were not deductible for PRC income tax.

Income tax expenses are comprised of the following:

	Three Months Ended March 31,
	2011	2010
Current income tax expense	$151,657	$102,480
Deferred tax expense	-	66,104
	$151,657	$168,584

Uncertain tax position

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in its consolidated statements of income. There were no unrecognized tax benefits for the three months ended March 31, 2011 and 2010. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions.  As of March 31, 2011 and December 31, 2010, the Company did not accrue any interest and penalties.

NOTE 12 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events for purposes of recognition or disclosure through the date these financial statements were issued.

HONGKONG FIRST DIGITAL HOLDING LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN US DOLLARS)

NOTE 12 — SUBSEQUENT EVENTS (Continued)

On April 7, 2011, Xingtiankong entered into the Share Exchange Agreement with shareholders of Shenzhen Dasen Communication Technology Company Limited (“Shenzhen Dasen”), a company incorporated in the PRC on November 26, 2007.

On April 8, 2011, Xingtiankong entered into the Amended Share Exchange Agreement with shareholders of Shenzhen Dasen. Pursuant to the Share Exchange Agreement, Xingtingkong acquired all of registered capital of Shenzhen Dasen for total consideration of $1,221,354. As part of the agreement, Xingtingkong hired Guan Yinyan, one of Shenzhen Dasen shareholders as its Business Consultant for three years. Xingtiankong will pay Mr. Guan $305,339 as total compensation for his three-year service.

Shenzhen Dasen holds 70% of registered capital of Foshan Da Sheng Communication Chain Service Company Limited, a company incorporated in PRC on January 19, 2007. The acquisition of Shenzhen Dasen will be accounted for under the acquisition method of accounting.

On May 5, 2011, The Company entered into a Share Exchange Agreement ("Exchange Agreement") by and among SKY Digital Stores Corp., formerly known as Yellowcake Mining, Inc., First Digital, and the shareholders of First Digital (the "First Digital Shareholders"). The closing of the transaction (the "Closing") took place on May 5, 2011 (the "Closing Date"). On the Closing Date, pursuant to the terms of the Exchange Agreement, SKY acquired all of the outstanding shares (the "Shares") of the Company from the Company's shareholders; and the Company's shareholders transferred and contributed all of their Shares to SKY. In the Exchange, SKY issued to the Company shareholders, their designees or assigns, an aggregate of 23,716,035 shares (the "Shares Component") or 97.62% of the shares of common stock of SKY issued and outstanding after the Closing (the "Share Exchange"), at $0.20 per share. The parties understand and acknowledge that such exchange is based upon an acquisition value of First Digital at $4,743,207, which is agreed and accepted by all.